Subscription Agreement

THIS SUBSCRIPTION AGREEMENT (this "**Agreement**") is entered into by and between World Mortgage Exchange Group, Inc., a Florida Corp. (the "**Company**"), and the undersigned Subscriber in the Company ("**Subscriber**") as of August 5th , 2019.

WHEREAS, Subscriber wishes to purchase from the Company, and the Company wishes to issue to Subscriber, shares in the Company, each represented by a capital commitment in the aggregate amount of $ 5,000 consisting of 15,000,000 shares of Company common stock and 105,000,000 Company Warrants. Said Warrant Agreement is below and hereto made part of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1. Subscription for Shares.

1.1 Agreement to Sell and Purchase. Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, subject to Section 2.2 (Rejection of Subscription) of this Agreement, the number of Shares and Warrants set forth below Subscriber's signature on the signature page hereto (the "**Purchased Shares and Warrants**"), all subject to the terms and conditions set forth in this Agreement.

1.2 Consideration. In consideration of the issuance of the Purchased Shares and Warrants, Subscriber agrees to pay Company $ 5,000 which is deemed by both parties to be fair and adequate consideration.

1.3 Suitability. The Company may only accept subscriptions from persons who meet certain suitability standards. Securities regulations require the Company to identify investors by category. Please initial the category, which applies to you in the space provided below.

(A) The Subscriber represents that I/we am (are) an Accredited investor(s) as that term is defined in Rule 501 pursuant to Regulation D of the Securities Act of 1933, as amended (if no, then proceed to Section B of this Confidential Investor Questionnaire):

1. [ ] As of the date of this questionnaire, the Subscriber has not less than $1,000,000.00 liquid net worth (exclusive of home, home furnishings and personal automobile).

2. [ ] As of the date of this questionnaire, the Subscriber has an individual income in excess of $200,000 in each of two most recent years or joint income with that person's spouse in excess of $300,000 in each those years and has a reasonable expectation of reaching the same income level in the current year.

3. [ ] As of the date of this questionnaire, the Subscriber is a trustee (or are the trustees) of a trust: (i) with total assets in excess of $5,000,000; (ii) not formed for the

specific purpose of acquiring the securities offered; and (iii) whose purchase of the securities offered hereby is directed by an individual with such knowledge and experience in such business matters that such person is capable of evaluating the merits and risks of the prospective investment.

4. [ ] As of the date of this questionnaire, the Subscriber is an entity in which all of the equity owners are accredited investors (each owner must complete and submit individual questionnaires).

(B) Sophisticated Investor(s)

[x] I am NOT an Accredited Investor; however, I have sufficient knowledge and experience in financing and business matters such that I am capable of evaluating the merits and risks of the prospective investment.

In furnishing the above information, I acknowledge that the Company will be relying thereon in determining, among other things, whether there are reasonable grounds to believe that I qualify as a purchaser under applicable securities laws for the purposes of the proposed investment.

2. Closing.

2.1 Closing Date. The Closing or Closings of the purchase and sale of the Shares and Warrants shall occur at a time, date, and place designated by the Company; provided, however, that in no event shall the Closing or Closings occur after October 5th, 2019.

2.2 Rejection of Subscription. The Company may, in its sole discretion and for any reason, elect not to accept the subscription of Subscriber, in whole or in part. If the Company rejects such subscription, the Company shall refund to Subscriber all funds submitted by Subscriber to the Company in connection with such rejected subscription.

2.3 Default. If Subscriber fails to perform his obligations hereunder within five days after receipt of notice by the Company to Subscriber of such failure, the Company may, at its sole option: (a) if such failure occurs prior to the Closing, refuse to issue the Purchased Shares and Warrants to Subscriber; or (b) if such failure occurs after the Closing, result in the reversion of all rights, title and interest in the Shares and Warrants to the Company and a rescission of the transactions contemplated hereby.

2.4 Failure of Closing to Occur. The Company shall have no liability to Subscriber for (a) the failure of the Closing to occur or (b) its failure to issue the Purchased Shares and Warrants to Subscriber.

2.5 Obligations of Subscriber. At the Closing, Subscriber shall execute such documents as are deemed by the Company to be appropriate, advisable or necessary to consummate the transactions contemplated hereby and thereby.

2.6 Subscription Irrevocable. Except as provided under applicable state securities laws, this subscription is and shall be irrevocable on the part of Subscriber.

3. Representation and Warranties of Subscriber.

Subscriber hereby represents and warrants to the Company as follows:

3.1 No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any terms of any material contractual restriction or commitment of any kind or character to which Subscriber is a party or by which Subscriber is bound.

3.2 Risk of Loss. Subscriber is able to bear the substantial economic risks of an investment in the Company and to sustain a complete loss of such investment. Subscriber recognizes that the acquisition of the Purchased Shares and Warrants involves a high degree of risk. Subscriber is cognizant of and understands all of the risks related to the purchase of the Shares and Warrants, including those set forth in Section 3.7 (Restrictions on Transfer) of this Agreement pertaining to transferability. Subscriber has adequate net worth and means of providing for his current needs and possible personal contingencies and has no need for liquidity in this investment. Subscriber's commitment to investments which are not readily marketable is not disproportionate to his net worth and his acquisition of the Purchased Shares and Warrants will not cause his overall commitment to such investments to become excessive.

3.3 Access. Subscriber acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by him, his counsel, and his accountants. Counsel and accountants for Subscriber, and Subscriber himself, have had the opportunity to obtain any additional information necessary to verify the accuracy of the contents of the documents presented to them, and to confer with and to ask questions of, and receive answers from, representatives of the Company or persons authorized to act on its behalf concerning the terms and conditions of this investment and any additional information requested by Subscriber or his representatives. In evaluating the suitability of this investment in the Company, Subscriber has not relied upon any representations or other information (whether oral or written) other than as set forth in any documents or answers to questions furnished by the Company. Subscriber is making this investment without being furnished any offering literature other than the documents or answers to questions described above. Current Public information can be found at https://www.otcmarkets.com/stock/WMEG/overview.

3.4 Investment Intent. The Purchased Shares and Warrants and Warrants are being acquired by Subscriber for the account of Subscriber, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof. Subscriber has no contract, undertaking, understanding, agreement or arrangement, formal or informal with any person or entity to sell, transfer or pledge to any person or entity all or any part of the Purchased Shares and Warrants, any interest therein or any rights thereto, and Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement.

3.5 Reliance on Representations. Subscriber understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares and Warrants. Subscriber further understands that the Company, in offering the Purchased Shares and Warrants for sale to Subscriber, is relying on the truth and accuracy of the representations, declarations, and warranties made by Subscriber herein and in the investor suitability questionnaire completed, executed and delivered by Subscriber to the Company contemporaneously herewith.

3.6 No Registration. Subscriber acknowledges that, because the Shares and Warrants have not been registered under the Securities Act of 1933 (the "**Securities Act**"), and because the Company has no obligation to effect such registration, Subscriber shall continue to bear the economic risk of his investment in the Purchased Shares and Warrants for an indefinite period.

3.7 Restrictions on Transfer. Subscriber agrees that he will not sell or otherwise transfer the Purchased Shares and Warrants other than in accordance with applicable Securities Law. It is understood that the Shares and Warrants cannot be liquidated easily, that no liquid public or other market exists for the Shares and Warrants, and there is no assurance that such market will develop. Subscriber is aware that, because the Purchased Shares and Warrants have not been registered under the Securities Act or applicable state securities laws, any resale inconsistent with the Securities Act or applicable state securities laws may create liability on Subscriber's part or the part of the Company, and agrees not to assign, sell, pledge, transfer or otherwise dispose of the Shares and Warrants unless they are registered under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company is given to the Company that such registration is not required. Subscriber is aware that the Company will impress on the back of any certificate representing Shares and Warrants a legend substantially as follows:

- ***These Shares have not been registered under the Securities Act of 1933 or applicable state securities laws. They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the Shares under the Securities Act and applicable state securities laws is in effect or (ii) the Company has received an opinion of counsel satisfactory to the Company to the effect that such registration is not required.***

3.8 Sophistication. Subscriber possesses a sufficient degree of sophistication, knowledge, and experience in financial and business matters such that he is capable of evaluating the merits and risks of acquiring the Purchased Shares and Warrants.

3.9 No Oral Representations. No person representing the Company or purporting to do so has made any oral representation or warranty to Subscriber which is inconsistent with the information provided in writing to him. Subscriber agrees that he has not relied and shall not rely on any such representation or warranty in connection with any decision to acquire the Purchased Shares and Warrants.

3.10 Execution on Behalf of Certain Entities. If this Agreement is executed on behalf of a partnership, trust, corporation or other entity, the undersigned has been duly authorized to execute and deliver this Agreement and all other documents and instruments (if any) executed and delivered on behalf of such entity in connection with this subscription for the Purchased Shares and Warrants.

3.11 Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Subscriber in connection with the purchase of the Purchased Shares and Warrants nor is Subscriber entitled to or will accept any such fee or commission.

3.12 Indemnification. Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations and warranties contained in this Agreement, and hereby agrees to indemnify and hold harmless the Company and any affiliate of the Company, and the officers, Shareholders, managers, associates, agents and employees of the Company and their affiliates, and any professional advisers to any of the above parties, from and against any and all loss, damage or liability (including costs and reasonable attorneys' fees) due to or arising out of a breach of any representation, warranty or acknowledgement of Subscriber or failure to fulfill any obligation of Subscriber, whether contained in this Agreement or in any other document completed as part of the sale of the Purchased Shares and Warrants to Subscriber, or arising out of the sale or distribution by Subscriber of any securities in violation of the Securities Act or any applicable state securities laws. Notwithstanding any of the representations, warranties, acknowledgements or agreements made herein by Subscriber, Subscriber does not hereby or in any other manner waive any rights granted to him under federal or state securities laws.

3.13 Confidentiality. Subscriber hereby agrees, on behalf of himself and his designated representative, if any, to keep confidential at all times any nonpublic information which such persons may acquire concerning the Company pursuant to this Agreement or otherwise. Nothing in this Section 3.14 (Confidentiality) shall be construed to impose a confidentiality obligation on such persons in connection with (a) any information already possessed by such persons which such persons acquired from sources other than the Company, or (b) any matter which is at the date of this Agreement, or thereafter becomes, public knowledge through no act or failure to act by the undersigned or designated representatives of Subscriber.

3.14 Survival. The foregoing representations and warranties of Subscriber shall survive the Closing. Subscriber represents and warrants that the representations, warranties and acknowledgements set forth above are true and accurate as of the date hereof and as of the Closing. If in any respect such representations and warranties shall not be true prior to the Closing, the undersigned will give prompt written notice of such fact to the Company.

4. General.

4. Governing Law, Venue and Jury Trial Waiver. This Agreement will be construed in accordance with the laws of the State of Florida and any proceeding, conflict, dispute, or claim pertaining to or related in any way to this Agreement or the provisions hereunder shall be subject to the exclusive jurisdiction, venue, and forum of the state courts in and for Broward County, Florida, with the prevailing Party entitled to recover its costs and expenses, including reasonable attorney's fees including those incurred at the trial or appellate level. This clause is meant to be interpreted as mandatory, rather than permissive. THE SUBSCRIBER AND COMPANY HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CONTRACT OR INSTRUMENT DELIVERED IN

CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

4.2 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement will be binding on, and will inure to the benefit of, the successors and permitted assigns of the parties to this Agreement. Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights or obligations under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3 Notices. All notices and other communications required or permitted hereunder will be in writing and will be delivered by hand or sent by overnight courier, fax or e-mail to:

If to the Company:

World Mortgage Exchange Group, Inc.
20423 State Road 7
F6 - 123
Boca Raton, FL 33498
Attention: Ray C. Carter

with a copy to:

If to the Subscriber:

Ray C. Carter, Jr. and Kasey L. Carter as Tenants by the Entirety
6130 SW 180th Terrace
Southwest Ranches, FL 33331

Each party may furnish an address substituting for the address given above by giving notice to the other parties in the manner prescribed by this Section

4.3. All notices and other communications will be deemed to have been given upon actual receipt by (or tender to and rejection by) the intended recipient or any other person at the specified address of the intended recipient.

4.4 Severability. If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance, will be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby.

4.5 Construction. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to one gender include all genders, (c)

"or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "including but not limited to" or "including without limitation," and (e) references to "hereunder," "herein" or "hereof" relate to this Agreement as a whole. Any reference in this Agreement to any statute, rule, regulation or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation or agreement as it may be modified, varied, amended or supplemented from time to time.

4.6 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements and understanding other than this Agreement relating to the subject matter hereof.

4.7 Amendment and Waiver. This Agreement may be amended only by a written agreement executed by the parties hereto. No provision of this Agreement may be waived except by a written document executed by the party entitled to the benefits of the provision. No waiver of a provision will be deemed to be or will constitute a waiver of any other provision of this Agreement. A waiver will be effective only in the specific instance and for the purpose for which it was given and will not constitute a continuing waiver.

4.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument.

4.9 Risk Factors. An investment in our Shares involves a high degree of risk. Subscriber should carefully consider the risk factors described above together with all of the other information contained herein. Each of these risks could have a material adverse effect on our business, operating results, financial condition and/or growth prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. If any of these risks actually occur, our business, financial condition or results of operations may be materially adversely affected.

IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the date first written above.

World Mortgage Exchange Group, Inc. ("Company"):

Signature: ______________________
Name: Ray C. Carter
Title: CEO
Dated: August 30th , 2019

Ray C. Carter, Jr. and Kasey L. Carter as Tenants by the Entirety ("Subscriber"):

Signature: ______________________
Name: Ray C. Carter, Jr.
Dated: August 5th , 2019

Signature: ______________________
Name: Kasey L. Carter
Dated: August 5th, 2019

THESE WARRANTS AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Void after
November 1st
2026

WORLD MORTGAGE EXCHANGE GROUP, INC.

WARRANTS TO PURCHASE UP TO 105,000,000 SHARES OF COMMON STOCK

These Warrants are issued to Ray C. Carter, Jr. and Kasey L. Carter as Tenants by the Entirety ("**Holder**") by World Mortgage Exchange Group, Inc., a Florida corporation (the "**Company**"), subject to the satisfaction of certain conditions described in Exhibit "A".

1. Purchase of Warrants. Subject to the terms and conditions hereinafter set forth, the holder of these Warrants are entitled, upon surrender of these Warrants at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 105,000,000 fully paid and nonassessable warrants of the Company's Common Stock (each a "**Share**" and collectively the "**Warrants**") at an exercise price of $.000333 per Share (such price, as adjusted from time to time, is herein referred to as the "**Exercise Price**").

2. Exercise Period. These Warrants shall be exercisable, in whole or in part, during the term commencing on the issuance date of these Warrants and ending at 5 p.m. Eastern time on November 1st, 2026 (the "**Exercise Period**").

3. Method of Exercise. While these Warrants remain outstanding and exercisable in accordance with Section 2 above, the holder may exercise from time to time, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the surrender of the Warrants, together with a notice of exercise to the Secretary of the Company at its principal offices; and

(ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrants being purchased.

4. Certificates for Warrants; Amendments of Warrants. Upon the exercise of the purchase rights evidenced by these Warrants, one or more certificates for the number of Warrants so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice. Upon partial exercise, the Company shall promptly issue an amended Warrant representing the remaining number of Warrants purchasable thereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein.

5. Issuance of Warrants. The Company covenants that (i) the Warrants, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof, (ii) during the Exercise Period the Company will reserve from its authorized and unissued Common Stock sufficient Warrants in order to perform its obligations under this warrant.

6. Adjustment of Exercise Price and Number of Warrants. The number of and kind of securities purchasable upon exercise of these Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time before the expiration of these Warrants subdivide the Warrants, by split-up or otherwise, or combine its Warrants, or issue additional warrants of its Warrants as a dividend, the number of Warrants issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrants

purchasable under these Warrants (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock (including because of a change of control) of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6(a) above), then the Company shall make appropriate provision so that the holder of these Warrants shall have the right at any time before the expiration of these Warrants to purchase, at a total price equal to that payable upon the exercise of these Warrants, the kind and amount of warrants of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Warrants as were purchasable by the holder of these Warrants immediately before such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of these Warrants so that the provisions hereof shall thereafter be applicable with respect to any warrants of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of warrants purchasable upon exercise of these Warrants, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of Warrants or other securities or property thereafter purchasable upon exercise of these Warrants.

7. No Fractional Warrants or Scrip. No fractional warrants or scrip representing fractional warrants shall be issued upon the exercise of these Warrants, but in lieu of such fractional warrants the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

8. Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of these Warrants have been taken.

9. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a) These Warrants and the Warrants issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "**Act**"). Upon exercise of these Warrants, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of these Warrants are being acquired for investment and not with a view toward distribution or resale.

(b) The Holder understands that these Warrants and the Warrants have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Warrant Warrants have not been qualified under Florida Securities Law (the "**Florida Law**") by reason of their issuance in a transaction exempt from the qualification requirements of Florida Law, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.

(c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of these Warrants and the Warrants purchasable pursuant to the terms of these Warrants and of protecting its interests in connection therewith.

(d) The Holder is able to bear the economic risk of the purchase of the Warrants pursuant to the terms of this Warrant.

(e) The Holder is a "sophisticated investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

10. Restrictive Legend.

The Warrants (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

(i) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR IN THE OPINION OF COUNSEL FOR THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN AN AMENDED AND RESTATED VOTING AGREEMENT AND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM THE COMPANY. THESE TRANSFER RESTRICTIONS ARE BINDING UPON ALL TRANSFEREES OF THE SECURITIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED FOR A PERIOD NOT TO EXCEED 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT FILED BY THE COMPANY FOR ITS INITIAL PUBLIC OFFERING IF REQUESTED BY THE UNDERWRITERS IN ACCORDANCE WITH SUCH AGREEMENT.

11. Warrants Transferable. Subject to compliance with the terms and conditions of this Section 11 and the satisfaction of certain conditions described in Exhibit "A, these Warrants and all rights hereunder are transferable, without charge to the holder hereof (except for transfer taxes), upon surrender of these Warrants properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of these Warrants or any Warrants acquired pursuant to the exercise of these Warrants before registration of such Warrant or Warrants, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of these Warrants or the Warrants and indicating whether or not under the Act certificates for this Warrant or the Warrants to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of these Warrants or such Warrants, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 11 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Each certificate representing these Warrants or the Warrants transferred in accordance with this Section 11 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required. In order to ensure compliance with such laws, the Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

12. Rights of Stockholders. No holder of these Warrants shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Warrants or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of these Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until these Warrants shall have been exercised and the Warrants purchasable upon the exercise hereof shall have become deliverable, as provided herein.

13. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth on the Subscription Agreement, and (ii) if to the Company, at the address of its principal corporate offices (attention: President or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

14. Governing Law. These Warrants and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of Florida, without regard to the conflicts of law provisions of Florida or of any other state.

15. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of these Warrants and of the holder of the Warrants issued upon exercise of these Warrants, shall survive the exercise of these Warrants.

(Signature Page Follows)

World Mortgage Exchange Group, Inc.

____

By: Ray C. Carter, Jr.

Its: CEO

<u>EXHIBIT "A"</u>

1. 15 million warrants subject to Company's receipt of $ 500,000.00 of equity capital on or after October 1st, 2019 until November 1st, 2026.
2. 15 million warrants subject to Company's cumulative receipt of $ 1,000,000.00 of equity capital on or after October 1st, 2019 until November 1st, 2026.
3. 15 million warrants subject to Company's cumulative receipt of $ 1,500,000.00 of equity capital on or after October 1st, 2019 until November 1st, 2026.
4. 30 million warrants subject to Company generating an aggregate of $10,000,000 or more in gross revenue in any 12-month period on or after October 1st, 2019 until November 1st, 2026.
5. 15 million warrants subject to Company generating an aggregate of $20,000,000 or more in gross revenue in any 12-month period on or after October 1st, 2019 until November 1st, 2026.
6. 15 million warrants subject to Company generating an aggregate of $30,000,000 or more in gross revenue in any 12-month period on or after October 1st, 2019 until November 1st, 2026.

EXHIBIT "B"

NOTICE OF EXERCISE

TO: World Mortgage Exchange Group, Inc.
7777 Glades Road
Suite 203
Boca Raton, FL 33434

1. The undersigned hereby elects to purchase __________ warrants of Common Stock of World Mortgage Exchange Group, Inc. (the "Warrants") pursuant to the terms of these attached Warrants.

2. The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the warrants being purchased, together with all applicable transfer taxes, if any.

3. Please issue a certificate or certificates representing said Warrants in the name of the undersigned or in such other name as is specified below:

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(Name)

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(Address)

4. The undersigned hereby represents and warrants that the aforesaid Warrants are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such warrants and all representations and warranties of the undersigned set forth in Section 9 of the attached Warrant (including Section 9(e) thereof) are true and correct as of the date hereof.

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(Signature)

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(Name)

______________________________ ______________________________
(Date)

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(Signature)

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(Name)

______________________________ ______________________________
(Date)

EXHIBIT "C"

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the right represented by the attached Warrant to purchase ___________ warrants of Common Stock of World Mortgage Exchange Group, Inc. to which the attached Warrant relates, and appoints ________________ Attorney to transfer such right on to World Mortgage Exchange Group, Inc., with full power of substitution in the premises.

Dated: _______________

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(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address: ________________________

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Signed in the presence of:

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